Page

              Consent of Independent Auditors

The Board of Directors
Atlantic Coast Airlines Holdings, Inc.:

We   consent   to   incorporation  by  reference   in   the
registration statements (No. 333-66265, 333-15795  and  33-
67492)  on  Form  S-8 of Atlantic Coast Airlines  Holdings,
Inc. of our report dated January 27, 1999, relating to  the
consolidated  balance  sheets of  Atlantic  Coast  Airlines
Holdings,  Inc.  and  subsidiary  (the  "Company")  as   of
December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, which report appears in the December 31, 1998, annual report on Form 10-K of the Company.

/S/
 KPMG LLP


Washington, DC
March 22, 1999